UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2006

ICON Income Fund Nine, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50217	13-4183234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Fifth Avenue, 4th Floor

New York, New York 10011

(Address of Principal Executive Offices)

____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In connection with the charter extensions that ICON Income Fund Nine, LLC (“Fund Nine”), through its wholly owned subsidiaries ICON Tancred, LLC, ICON Trianon, LLC, and ICON Trinidad, LLC entered into effective March 14, 2006, the non-recourse debt that was incurred when the car and truck carrying vessels were acquired was refinanced. Under the terms of the loans that were refinanced, the non-recourse debt was due to be repaid in full on December 22, 2008. Pursuant to the terms of the new loan agreements, the lender agreed to refinance all of the non-recourse debt outstanding, new loans were made in an aggregate amount of $51,000,000, and the terms of the repayment of the non-recourse debt were extended to December 22, 2013.

On April 20, 2006, Fund Nine through its wholly-owned subsidiary, ICON/KENILWORTH LLC, completed a sale to Primary Energy Leasing LLC (“Primary Energy”) of its beneficial interests (“Beneficial Interest”) in a gas-fired cogeneration facility that was previously on lease to Primary Energy. The sale price for the Beneficial Interest was $4,800,000 in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND NINE, LLC

By: ICON CAPITAL CORP.,

its Manager

Dated: May 22, 2006
By: /s/ Thomas W. Martin

Thomas W. Martin

Chief Operating Officer